Exhibit 10.27

February 6, 2004

SILICON GRAPHICS, INC.

SILICON GRAPHICS FEDERAL, INC.

1600 Amphitheatre Parkway

Mountain View, California 94043

Attn:  Jean Furter, Vice President and Treasurer

Re:                               Amended and Restated Loan and Security Agreement

Dear Jean:

Reference is made to that certain Amended and Restated Loan and Security Agreement, dated as of September 20, 2002 (as amended, restated, supplemented, or modified from time to time, the “Loan Agreement”), entered into among Silicon Graphics, Inc., a Delaware corporation (“Parent”), Silicon Graphics Federal, Inc., a Delaware corporation (together with Parent, “Borrowers”), the Lenders signatory thereto (the “Lenders”), and Wells Fargo Foothill, Inc., a California corporation (formerly known as Foothill Capital Corporation), as the arranger and administrative agent for the Lenders (“Agent”).  Capitalized terms, which are used herein but not defined herein, shall have the meanings ascribed to them in the Loan Agreement.

Borrowers have requested that the Loan Agreement be amended to modify Borrowers’ EBITDA covenant calculation, to allow for an add-back of a non-cash charge associated with Borrowers’ Exchange Offer completed December 22, 2003, for the 3 month period ended December 26, 2003.

Subject to the satisfaction of the terms and conditions set forth in this letter agreement, Agent is willing to grant the amendment requested by Borrowers as described in the preceding sentence.

NOW, THEREFORE, Agent and Borrowers hereby agree to the following:

1.                                       Section 1.1 of the Loan Agreement is hereby amended by amending and restating the following definition in its entirety:

“‘EBITDA’ means, with respect to any fiscal period, Parent’s and its Subsidiaries’ consolidated net earnings (or loss), minus interest income and extraordinary gains, including gains on sale of assets, plus interest expense, income taxes, and depreciation and amortization for such period, as determined in accordance with GAAP; provided, however, that EBITDA for the 3 month period ended December 26, 2003, shall be adjusted to add thereto a non-cash charge attributable to the Exchange Offer in an amount up to $30,500,000.”

2.                                       The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this letter agreement and each and every provision hereof:

a.                                       The representations and warranties in the Loan Agreement and the other Loan Documents shall be true and correct in all respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

b.                                      No Event of Default shall have occurred between the date hereof and the date of the effectiveness of this letter agreement; and

c.                                       No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against any Borrower or Agent.

3.                                       This letter agreement constitutes an amendment to the Loan Agreement.  Except as expressly set forth herein, the Loan Documents shall remain in full force and effect.

4.                                       Borrowers agree that all of Agent’s attorneys’ fees and costs in drafting and negotiating this letter agreement are part of the Lender Group Expenses and are payable on demand.

5.                                       This letter agreement may be executed in any number of counterparts and by different parties on separate counterparts.  Each of such counterparts shall be deemed to be an original, and all of such counterparts, taken together, shall constitute but one and the same agreement.  Delivery of an executed counterpart of this letter agreement by telefacsimile shall be equally effective as delivery of a manually executed counterpart.

Please indicate your agreement with the foregoing by signing in the space provided below and returning the same to the undersigned.

WELLS FARGO FOOTHILL, INC.,
a California corporation, as Agent

By:	/s/ Thomas P. Shughrue
Name:	Thomas P. Shughrue
Title:	Vice President

Acknowledged and Agreed:

SILICON GRAPHICS, INC.,
a Delaware corporation

By:	/s/ Jean Furter
Name:	Jean Furter
Title:	Vice President & Treasurer

SILICON GRAPHICS FEDERAL, INC.,
a Delaware corporation

By:	/s/ Jeff Zellmer
Name:	Jeff Zellmer
Title:	Vice President